UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 30, 2009
FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)

001-14793
(Commission File Number)

Puerto Rico (State or Other Jurisdiction of Incorporation)	66-0561882 (I.R.S. Employer Identification No.)
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices) (Zip Code)
(787) 729 8200
(Registrant’s Telephone Number, including Area Code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On July 30, 2009, First BanCorp. (the “Corporation”) issued a press release announcing its unaudited results of operations for the second quarter ended June 30, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.
The Corporation has included in this release the following non-GAAP financial measure: (i) the calculation of net interest income, interest rate spread and net interest margin rate on a tax equivalent basis and excluding the unrealized changes in the fair value of derivative instruments and certain financial liabilities, (ii) the calculation of the tangible common equity ratio and the tangible book value per common share, and (iii) the Tier 1 common equity to risk-weighted assets ratio. Investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with the Corporation’s consolidated financial data prepared in accordance with GAAP.
Net interest income, interest rate spread and net interest margin are reported on a tax equivalent basis and excluding the unrealized changes in the fair value of derivative instruments and financial liabilities elected to be measured at fair value under Statement of Financial Accounting Standard No. (“SFAS”) 159 (“SFAS 159 liabilities”). The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a marginal income tax rate, as described in Exhibit A — Table 2 of the attached Press Release (included herein as Exhibit 99.1). Management believes that it is a standard practice in the banking industry to present net interest income, interest rate spread and net interest margin on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. The following table reconciles the non-GAAP financial measure “net interest income on a tax-equivalent basis and excluding fair value changes” with net interest income calculated and presented in accordance with GAAP. The table also reconciles the non-GAAP financial measures “net interest spread and margin on a tax-equivalent basis and excluding fair value changes” with net interest spread and margin calculated and presented in accordance with GAAP.

Reconciliation of GAAP Net Interest Margin and Spread to Non-GAAP Net Interest Margin and Spread on a Tax-Equivalent Basis and excluding fair value changes on derivative instruments and SFAS 159 liabilities (“valuations”)

	Quarters Ended			Six-month period ended
(dollars in thousands)	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Interest Income	$252,780	$258,323	$276,608	$511,103	$555,695
Unrealized gains on derivative instruments	(3,465)	(775)	(5,643)	(4,240)	(920)

Interest Income — excluding valuations	249,315	257,548	270,965	506,863	554,775
Tax Equivalent Adjustment	13,933	14,448	13,761	28,381	22,843

Interest Income — Tax Equivalent	263,248	271,996	284,726	535,244	577,618

Interest Expense	121,766	136,725	142,002	258,491	296,631
Unrealized (losses) gains on derivative instruments and SFAS 159 liabilities	(1,069)	2,860	(1,784)	1,791	5,205

Interest Expense — excluding valuations	120,697	139,585	140,218	260,282	301,836

Net Interest Income	$131,014	$121,598	$134,606	$252,612	$259,064

Net Interest Income — excluding valuations	$128,618	$117,963	$130,747	$246,581	$252,939

Net Interest Income — Tax Equivalent and excluding valuations	$142,551	$132,411	$144,508	$274,962	$275,782

Average Interest-Earning Assets	$19,561,512	$18,830,013	$17,715,552	$19,197,699	$17,402,133

Average Interest-Bearing Liabilities	$17,279,599	$16,684,497	$15,921,948	$16,983,792	$15,586,624

Average rate on interest-earning assets	5.18%	5.56%	6.28%	5.37%	6.42%
Average rate on interest-earning assets — excluding valuations	5.11%	5.55%	6.15%	5.32%	6.41%
Average rate on interest-earning assets — Tax Equivalent and excluding valuations	5.40%	5.86%	6.46%	5.62%	6.67%

Average rate on interest-bearing liabilities	2.83%	3.32%	3.59%	3.07%	3.83%
Average rate on interest-bearing liabilities — excluding valuations	2.80%	3.39%	3.54%	3.09%	3.89%

Net Interest Spread	2.35%	2.24%	2.69%	2.30%	2.59%
Net Interest Spread — excluding valuations	2.31%	2.16%	2.61%	2.23%	2.52%
Net Interest Spread — Tax Equivalent and excluding valuations	2.60%	2.47%	2.92%	2.53%	2.78%

Net Interest Margin	2.69%	2.62%	3.06%	2.65%	2.99%
Net Interest Margin — excluding valuations	2.64%	2.54%	2.97%	2.59%	2.92%
Net Interest Margin — Tax Equivalent and excluding valuations	2.92%	2.85%	3.28%	2.89%	3.19%
The tangible common equity ratio and the tangible book value per common share are non-GAAP measures generally used by financial analysts and investment bankers to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill and core deposit intangibles. Tangible Assets are total assets less goodwill and core deposit intangibles. Management and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method accounting for mergers and acquisitions. Neither tangible common equity nor tangible assets or related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets and any other related measures may differ from that of other companies reporting measures with similar names. The following table is a reconciliation of the Corporation’s tangible common equity and tangible assets for the periods ended June 30, 2009, March 31, 2009 and June 30, 2008, respectively.

	June 30,	March 31,	June 30,
(In thousands)	2009	2009	2008

Total equity per consolidated financial statements	$1,840,686	$1,977,240	$1,401,693
Preferred equity	(926,259)	(925,162)	(550,100)
Goodwill	(28,098)	(28,098)	(28,098)
Core deposit intangible	(18,130)	(19,273)	(25,802)

Tangible common equity	$868,199	$1,004,707	$797,693

Total assets per consolidated financial statements	$20,012,887	$19,709,150	$18,828,786
Goodwill	(28,098)	(28,098)	(28,098)
Core deposit intangible	(18,130)	(19,273)	(25,802)

Tangible assets	$19,966,659	$19,661,779	$18,774,886
Common shares outstanding	92,546	92,546	92,510

Tangible common equity ratio	4.35%	5.11%	4.25%
Tangible book value per common share	$9.38	$10.86	$8.62
Tier 1 common equity to risk-weighted assets ratio is calculated by dividing (a) tier 1 capital less non-common elements including qualifying perpetual preferred stock and qualifying trust preferred securities, by (b) risk-weighted assets, which assets are calculated in accordance with applicable bank regulatory requirements. The Tier 1 common equity ratio is not required by U.S. generally accepted accounting principles, or GAAP, or on a recurring basis by applicable bank regulatory requirements. However, this ratio was used by the Federal Reserve in connection with its stress test administered to the 19 largest U.S. bank holding companies under the Supervisory Capital Assessment Program (“SCAP”), the results of which were announced on May 7, 2009. Although we understand that the Federal Reserve does not intend to prospectively require calculation of the Tier 1 common equity ratio, due to the recent timing of the SCAP, management is currently monitoring this ratio, along with the other ratios set forth in the table above, in evaluating the Corporation’s capital levels and believes that, at this time, the ratio may be of interest to investors.
The following table reconciles stockholders’ equity (GAAP) to Tier 1 common equity:

	June 30,	March 31,	June 30,
(In thousands)	2009	2009	2008

Total equity per consolidated financial statements	$1,840,686	$1,977,240	$1,401,693
Qualifying preferred stock	(926,259)	(925,162)	(550,100)
Unrealized (gain) loss on available-for-sale securities (1)	(46,382)	(82,751)	78,765
Disallowed deferred tax asset (2)	(172,187)	(83,302)	(57,328)
Goodwill	(28,098)	(28,098)	(28,098)
Core deposit intangible	(18,130)	(19,272)	(25,802)
Cumulative change loss (gain) in fair value of liabilities elected to be measured at fair value under SFAS 159, net of tax	2,604	(3,555)	(1,566)
Other disallowed assets	(347)	(625)	(526)

Tier 1 common equity	$651,887	$834,475	$817,038

Total risk-weighted assets	$13,785,093	$14,141,259	$13,049,833

Tier 1 common equity to risk-weighted assets ratio	4.73%	5.90%	6.26%

(1)	Tier 1 capital excludes net unrealized gains (losses) on available-for-sale debt securities and net unrealized gains on available-for-sale equity securities with readily determinable fair values, in accordance with regulatory risk-based capital guidelines. In arriving at Tier 1 capital, institutions are required to deduct net unrealized losses on available-for-sale equity securities with readily determinable fair values, net of tax.

(2)	Approximately $49 million of the Corporation’s $218 million of net deferred tax assets at June 30, 2009 (March 31, 2009 — $59 million of $141 million of net deferred tax assets; June 30, 2008 — $49 million of $106 million net deferred tax assets) were included without limitation in regulatory capital pursuant to the risk-based capital guidelines, while approximately $172 million of such assets at June 30, 2009 (March 31, 2009 — $83 million; June 30, 2008 — $57 million) exceeded the limitation imposed by these guidelines and, as “disallowed deferred tax assets,” were deducted in arriving at Tier 1 capital. According to regulatory capital guidelines, the deferred tax assets that are dependent upon future taxable income are limited for inclusion in Tier 1 capital to the lesser of: (i) the amount of such deferred tax asset that the entity expects to realize within one year of the calendar quarter end-date, based on its projected future taxable income for that year or (ii) 10% of the amount of the entity’s Tier 1 capital. Approximately $3 million of the Corporation’s other net deferred tax liability at June 30, 2009 (March 31, 2009 — $1 million; June 30, 2008 — $0) represented primarily the deferred tax effects of unrealized gains and losses on available-for-sale debt securities, which are permitted to be excluded prior to deriving the amount of net deferred tax assets subject to limitation under the guidelines.
Item 8.01. Other Events.
The Corporation also announced in its July 30, 2009 press release that the Board of Directors has resolved to suspend the payment of common and preferred dividends, effective with the preferred dividend for the month of August 2009.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 30, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2009	FIRST BANCORP
	By:	/s/ Orlando Berges
		Name:	Orlando Berges
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 30, 2009